Exhibit 4.3

                               U.S.$8,000,000,000

                        5-YEAR REVOLVING CREDIT AGREEMENT

                          Dated as of October 14, 1997

                                      Among

                          PHILIP MORRIS COMPANIES INC.

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                                       and

                                 CITIBANK, N.A.

                                       and

                            THE CHASE MANHATTAN BANK

                            as Administrative Agents

                                       and

                           CREDIT SUISSE FIRST BOSTON

                              as Syndication Agent

                                       and

                        DEUTSCHE BANK AG, NEW YORK BRANCH

                             as Documentation Agent

                                TABLE OF CONTENTS                           Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.........................................  1
SECTION 1.02.  Computation of Time Periods................................... 11
SECTION 1.03.  Accounting Terms.............................................. 11

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Revolving Credit Advances................................. 11
SECTION 2.02.  Making the Revolving Credit Advances.......................... 12
SECTION 2.03.  The Competitive Bid Advances.................................. 13
SECTION 2.04.  Fees.......................................................... 17
SECTION 2.05.  Termination or Reduction of the Commitments................... 17
SECTION 2.06.  Repayment of Revolving Credit Advances........................ 18
SECTION 2.07.  Interest on Revolving Credit Advances......................... 18
SECTION 2.08.  Additional Interest on Eurocurrency Rate Advances............. 18
SECTION 2.09.  Interest Rate Determination................................... 19
SECTION 2.10.  Prepayments of Advances....................................... 20
SECTION 2.11.  Increased Costs............................................... 21
SECTION 2.12.  Illegality.................................................... 22
SECTION 2.13.  Payments and Computations..................................... 22
SECTION 2.14.  Taxes......................................................... 24
SECTION 2.15.  Sharing of Payments, Etc...................................... 25
SECTION 2.16.  Evidence of Debt.............................................. 25
SECTION 2.17.  Use of Proceeds............................................... 26

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness......................... 26
SECTION 3.02.  Initial Advance to Each Designated Subsidiary................. 27
SECTION 3.03.  Conditions Precedent to Each Revolving Credit Borrowing....... 28
SECTION 3.04.  Conditions Precedent to Each Competitive Bid Borrowing........ 29
SECTION 3.05.  Determinations Under Section 3.01............................. 29

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of PM Companies................ 29

                                TABLE OF CONTENTS                           Page

                                   ARTICLE V

                            COVENANTS OF PM COMPANIES

SECTION 5.01.  Affirmative Covenants......................................... 30
SECTION 5.02.  Negative Covenants............................................ 31

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01.  Events of Default............................................. 32

                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENTS

SECTION 7.01.  Authorization and Action...................................... 34
SECTION 7.02.  Administrative Agents' Reliance, Etc.......................... 34
SECTION 7.03.  Citibank, Chase and Affiliates................................ 35
SECTION 7.04.  Lender Credit Decision........................................ 35
SECTION 7.05.  Indemnification............................................... 35
SECTION 7.06.  Successor Administrative Agents............................... 35
SECTION 7.07.  Administrative Sub-Agent...................................... 36
SECTION 7.08.  Syndication and Documentation Agents.......................... 36

                                  ARTICLE VIII

                                    GUARANTY

SECTION 8.01.  Guaranty...................................................... 36
SECTION 8.02.  Guaranty Absolute............................................. 36
SECTION 8.03.  Waivers....................................................... 37
SECTION 8.04.  Continuing Guaranty........................................... 37

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.  Amendments, Etc............................................... 38
SECTION 9.02.  Notices, Etc.................................................. 38
SECTION 9.03.  No Waiver; Remedies........................................... 38
SECTION 9.04.  Costs and Expenses............................................ 38
SECTION 9.05.  Right of Set-off.............................................. 39
SECTION 9.06.  Binding Effect................................................ 40
SECTION 9.07.  Assignments and Participations................................ 40
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                                      iii


                                TABLE OF CONTENTS                           Page

SECTION 9.08.  Designated Subsidiaries....................................... 42
SECTION 9.09.  Governing Law................................................. 42
SECTION 9.10.  Execution in Counterparts..................................... 42
SECTION 9.11.  Judgment...................................................... 42
SECTION 9.12.  Jurisdiction, Etc............................................. 43
SECTION 9.13.  Substitution of Currency...................................... 43
SECTION 9.14.  Confidentiality............................................... 44
SECTION 9.15.  Integration................................................... 44

Schedules

Schedule I - List of Applicable Lending Offices [Intentionally Omitted]

Exhibits

Exhibit A-1  -  Form of Revolving Credit Note
Exhibit A-2  -  Form of Competitive Bid Note
Exhibit B-1  -  Form of Notice of Revolving Credit Borrowing
Exhibit B-2  -  Form of Notice of Competitive Bid Borrowing
Exhibit C    -  Form of Assignment and Acceptance
Exhibit D    -  Form of Designation Agreement
Exhibit E-1  -  Form of Opinion of Counsel for PM Companies
Exhibit E-2  -  Form of Opinion of Counsel for PM Companies
Exhibit F    -  Form of Opinion of Counsel for Designated Subsidiary
Exhibit G    -  Form of Opinion of Counsel for Citibank, as Administrative Agent

                        5-YEAR REVOLVING CREDIT AGREEMENT

                          Dated as of October 14, 1997

            PHILIP MORRIS COMPANIES INC., a Virginia corporation ("PM Companies"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank") and THE CHASE MANHATTAN BANK ("Chase"), as administrative agents (each, in such capacity, an "Administrative Agent"), CREDIT SUISSE FIRST BOSTON, as syndication agent (in such capacity, the "Syndication Agent") and DEUTSCHE BANK AG, NEW YORK BRANCH, as documentation agent (in such capacity, the "Documentation Agent") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Administrative Sub-Agent" means Citibank International plc.

            "Advance" means a Revolving Credit Advance or a Competitive Bid Advance.

            "Agents" means each Administrative Agent, the Syndication Agent, the Documentation Agent and the Administrative Sub-Agent.

            "Applicable Facility Fee Rate" means for any period a percentage per annum equal to the percentage set forth below determined by reference to the higher of (i) the rating of PM Companies' long-term senior unsecured Debt from Standard & Poor's Ratings Group and (ii) the rating of PM Companies' long-term senior unsecured Debt from Moody's Investors Service, in each case in effect from time to time during such period:

            Long-Term                                        Applicable
        Senior Unsecured                                      Facility
           Debt Rating                                        Fee Rate
        ----------------                                     ----------

      AA- and Aa3 (or higher)                                  0.0550%

      A- and A3 or higher,
      but lower than AA- and Aa3                               0.0750%

      BBB and Baa2 or higher,
      but lower than A- and A3                                 0.1000%

      Lower than BBB and Baa2                                  0.1500%;

      provided that if no rating is available on any date of determination from Moody's Investors Service and Standard & Poor's Ratings Group or any other nationally recognized statistical rating organization designated by PM Companies and approved in writing by the Required Lenders, the Applicable Facility Fee Rate shall be 0.150%.

            "Applicable Interest Rate Margin" means for any Interest Period a percentage per annum equal to the percentage set forth below determined by reference to the higher of (i) the rating of PM Companies' long-term senior unsecured Debt from Standard & Poor's Ratings Group and (ii) the rating of PM Companies' long-term senior unsecured Debt from Moody's Investors Service, in each case from time to time during such Interest
      Period:

            Long-Term                                        Applicable
        Senior Unsecured                                    Interest Rate
           Debt Rating                                         Margin
        ----------------                                    -------------

      AA- and Aa3 (or higher)                                  0.0950%

      A- and A3 or higher
      but lower than AA- and Aa3                               0.1250%

      BBB and Baa2 or higher,
      but lower than A- and A3                                 0.2000%

      Lower than BBB and Baa2                                  0.3000%;

      provided that if no rating is available on any date of determination from Moody's Investors Service and Standard & Poor's Ratings Group or any other nationally recognized statistical rating organization designated by PM Companies and approved in writing by the Required Lenders, the Applicable Interest Rate Margin shall be 0.300%.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to Citibank, as Administrative Agent, as its Applicable Lending Office with respect to such Competitive Bid Advance.

            "Asset Disposition" means any sale, lease, transfer, spin-off or other disposition ("Disposition") to any Person (including any shareholder of PM Companies), voluntarily or involuntarily, of any of the Tobacco Assets (whether now owned or hereafter acquired) of PM Companies and its directly and indirectly owned Subsidiaries, provided that "Asset Disposition" shall not mean (i) any Disposition of Tobacco Assets to PM Companies or any Subsidiary directly or indirectly wholly owned by PM Companies, (ii) any sale and lease-back of Tobacco Assets which, together with all such sale and lease-back transactions occurring from and after June 30, 1997, does not exceed an aggregate amount equal to $500,000,000, provided that the lease term related to such sale and lease-back transaction has a duration approximately equal to the useful life of such Tobacco Assets, (iii) any Disposition of Tobacco Assets in the ordinary course of business and (iv) any Disposition which, together with all such other Dispositions (excluding all Dispositions described in clauses (i), (ii) and (iii) of this definition) occurring from and after June 30, 1997, does not exceed an aggregate amount equal to $1,100,000,000 net after-tax proceeds calculated in accordance with the provisions of Section 2.05(b).

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Citibank, as Administrative Agent, in substantially the form of Exhibit C hereto.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New
            York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of 1/2 of 1% per annum, plus the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank; and

                  (c) 1/2 of one percent per annum above the Federal Funds Rate.

            "Base Rate Advance" means a Revolving Credit Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(i).

            "Borrowers" means, collectively, PM Companies and each Designated Subsidiary that shall become a party to this Agreement pursuant to Section 9.08.

            "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances or LIBO Rate Advances on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance or LIBO Rate Advance (or, in the case of an Advance denominated in the euro, in Frankfurt, Germany) and, if the applicable Business Day relates to any Local Rate Advances on which banks are open for business in the country of issue of the currency of such Local Rate Advance.

            "Citibank's Administrative Agent Account" means (a) in the case of Advances denominated in Dollars, the account of Citibank, as Administrative Agent, maintained by Citibank, as Administrative Agent, at Citibank at its office at Two Penns Way, Suite 200, New Castle, Delaware 19720, Account No. 36852248, Attention: Dave Meckler, (b) in the case of Advances denominated in any Foreign Currency, the account of the Administrative Sub-Agent, designated in writing from time to time by Citibank, as Administrative Agent, to PM Companies and the Lenders for such purpose and (c) in any such case, such other account of Citibank, as Administrative Agent, as is designated in writing from time to time by Citibank, as Administrative Agent, to PM Companies and the Lenders for such purpose.

            "Committed Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of the Federal Republic of Germany, lawful currency of the Republic of France, lawful currency of The Swiss Federation, lawful currency of The Netherlands, lawful currency of Japan and lawful currency of the European Economic and Monetary Union.

            "Commitment" means as to any Lender (a) the Dollar amount set forth opposite such Lender's name on the signature pages hereof or (b) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by Citibank, as Administrative Agent, pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.05.

            "Competitive Bid Advance" means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance, a LIBO Rate Advance or a Local Rate Advance.

            "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

            "Competitive Bid Note" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender to such Borrower.

            "Competitive Bid Reduction" has the meaning specified in Section
      2.01.

            "Consolidated Tangible Assets" means all assets properly appearing on a consolidated balance sheet of PM Companies and its Subsidiaries after deducting goodwill, trademarks, patents, other like intangibles, and the minority interests of other Persons in such Subsidiaries, all as determined in accordance with generally accepted accounting principles, except that if there has been a material change in an accounting principle as compared to that applied in the preparation of the financial statements of PM Companies and its Subsidiaries as at and for the six months ended June 30, 1997, then such new accounting principle shall not be used in the determination of Consolidated Tangible Assets. A material change in an accounting principle is one that in the year of its adoption changes Consolidated Tangible Assets at such year-end by more than 10%.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.07, 2.09 or 2.12.

            "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, whether or not evidenced by bonds, debentures, notes or similar instruments, (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (i) or
      (ii) above.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Designated Subsidiary" means any wholly-owned Subsidiary of PM Companies designated for borrowing privileges under this Agreement pursuant to Section 9.08.

            "Designation Agreement" means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit D hereto signed by such Designated Subsidiary and PM Companies.

            "Dollars" and the "$" sign each means lawful currency of the United States of America.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to PM Companies and Citibank, as Administrative Agent.

            "Effective Date" has the meaning specified in Section 3.01.

            "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; (iv) a commercial finance company or finance Subsidiary of a corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (v) an insurance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (vi) any Lender; (vii) an affiliate of any Lender; and (viii) any other bank, commercial finance company, insurance company or other Person approved in writing by PM Companies, which approval shall be notified to Citibank, as Administrative Agent.

            "Equivalent" in Dollars of any Foreign Currency on any date means the equivalent in Dollars of such Foreign Currency determined by using the quoted spot rate at which the Administrative Sub-Agent's principal office in London offers to exchange Dollars for such Foreign Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Foreign Currency of Dollars means the equivalent in such Foreign Currency of Dollars determined by using the quoted spot rate at which the Administrative Sub-Agent's principal office in London offers to exchange such Foreign Currency for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of any Borrower's controlled group, or under common control with any Borrower, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11),
      (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Borrower or PM Companies or any of their

      ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Borrower or PM Companies or any of their ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of any Borrower or PM Companies or any of their ERISA Affiliates for failure to make a required payment to a Plan are satisfied; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to PM Companies and Citibank, as Administrative Agent.

            "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum determined by Citibank, as Administrative Agent, to be the offered rate per annum at which deposits in Dollars or in the applicable Committed Currency appear on Telerate Pages 3740 and 3750 (or any successor pages, respectively) as of 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, or in the event such offered rate is not available from the Telerate Pages, the interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the applicable Committed Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. If the Eurocurrency Rate does not appear on Telerate Pages 3740 and 3750 (or any successor pages, respectively), the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by Citibank, as Administrative Agent, on the basis of applicable rates furnished to and received by Citibank, as Administrative Agent, from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

            "Eurocurrency Rate Advance" means a Revolving Credit Advance denominated in Dollars or in a Committed Currency that bears interest as provided in Section 2.07(a)(ii).

            "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Federal Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended from time to time.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Citibank, as Administrative Agent, from three Federal funds brokers of recognized standing selected by it.

            "Fixed Charges" means, for any accounting period, the sum of (i) interest, whether expensed or capitalized, in respect of any Debt outstanding during such period, plus (ii) amortization of debt expense and discount or premium relating to any Debt outstanding during such period, whether expensed or capitalized, plus (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case, all as to be applicable to continuing operations and determined in accordance with generally accepted accounting principles, except that if there has been a material change in an accounting principle as compared to that applied in the preparation of the financial statements of PM Companies as at and for the six months ended June 30, 1997, then such new accounting principle shall not be used in the determination of Fixed Charges. A material change in an accounting principle is one that, in the year of its adoption, changes Net Income Before Tax or Fixed Charges for any quarter in such year by more than 10%.

            "Fixed Rate Advances" has the meaning specified in Section 2.03(a)(i), which Advance shall be denominated in Dollars or in any Foreign Currency.

            "Foreign Currency" means any Committed Currency, the lawful currency of Canada and any other lawful currency (other than Dollars) that is freely transferable or convertible into Dollars.

            "Home Jurisdiction Withholding Taxes" means (a) in the case of PM Companies, withholding for United States income taxes, United States back-up withholding taxes and United States withholding taxes and (b) in the case of a Designated Subsidiary, withholding taxes imposed by the jurisdiction under the laws of which such Designated Subsidiary is organized or any political subdivision thereof.

            "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or, if acceptable to all Lenders, nine or twelve months, as such Borrower may select upon notice received by Citibank, as Administrative Agent, not later than 11:00 A.M.

      (New York City time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:

                  (i) such Borrower may not select any Interest Period that ends after the Termination Date;

                  (ii) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Lenders" means the Initial Lenders and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07.

            "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum determined by Citibank, as Administrative Agent, to be the offered rate per annum at which deposits in Dollars or in the relevant Foreign Currency appear on Telerate Pages 3740 and 3750 (or any successor pages, respectively) as of 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, or in the event such offered rate is not available from the Telerate Pages, the interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Foreign Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. If the LIBO Rate does not appear on the Telerate Pages 3740 and 3750 (or any successor pages, respectively), the LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by Citibank, as Administrative Agent, on the basis of applicable rates furnished to and received by Citibank, as Administrative Agent, from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

            "LIBO Rate Advances" means a Competitive Bid Advance denominated in Dollars or in any Foreign Currency and bearing interest based on the LIBO Rate.

            "Local Rate Advances" means a Competitive Bid Advance denominated in any Foreign Currency sourced from the jurisdiction of issuance of such Foreign Currency and bearing interest at a fixed rate.

            "Major Subsidiary" means any Subsidiary (a) more than 50% of the voting securities of which is owned directly or indirectly by PM Companies, (b) which is organized and existing under, or has its principal place of business in, the United States or any political subdivision thereof, Canada or any political subdivision thereof, any country which is a member of the European Union on the date hereof (other than Greece, Portugal or Spain) or any political subdivision thereof, Sweden, Switzerland, Norway or Australia or any of their respective political subdivisions, and (c) which has at any time total assets (after intercompany eliminations) exceeding $1,000,000,000.

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and at least one Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which such Borrower or any ERISA Affiliate could have liability under
      Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Income Before Tax" means, for any accounting period, income or loss from continuing operations for such period, as determined in accordance with generally accepted accounting principles, plus total federal, state and foreign income taxes which have been included in the determination of income or loss from continuing operations for such period in accordance with generally accepted accounting principles and amounts which, in the determination of income or loss from continuing operations for such period, have been deducted for the items referred to in the definition of "Fixed Charges" in this Section, except that if there has been a material change in an accounting principle as compared to that applied in the preparation of the financial statements of PM Companies as at and for the six months ended June 30, 1997, then such new accounting principle shall not be used in the determination of Net Income Before Tax. A material change in an accounting principle is one that, in the year of its adoption, changes Net Income Before Tax or Fixed Charges for any quarter in such year by more than 10%.

            "1995 Loan Agreements" has the meaning specified in Section 3.01(c).

            "Note" means a Revolving Credit Note or a Competitive Bid Note.

            "Notice of Competitive Bid Borrowing" has the meaning specified in
      Section 2.03(a).

            "Notice of Revolving Credit Borrowing" has the meaning specified in
      Section 2.02(a).

            "Obligations" has the meaning specified in Section 8.01.

            "OECD" means the Organization for Economic Cooperation and Development.

            "Other Taxes" has the meaning specified in Section 2.14(b).

            "Payment Office" means, for any Foreign Currency, such office of Citibank as shall be from time to time selected by Citibank, as Administrative Agent, and notified by Citibank, as Administrative Agent, to PM Companies and the Lenders.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Philip Morris" means Philip Morris Incorporated, a Virginia corporation wholly owned by PM Companies.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Proceeding" has the meaning specified in Section 4.01(f).

            "Reference Banks" means Citibank, Chase, Credit Suisse First Boston and Deutsche Bank AG, New York Branch.

            "Register" has the meaning specified in Section 9.07(d).

            "Required Lenders" means at any time Lenders owed at least 66-2/3% of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments (provided that, for purposes hereof, neither PM Companies nor any Borrower, nor any of their respective affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Revolving Credit Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Revolving Credit Advances or the total Commitments).

            "Revolving Credit Advance" means an advance by a Lender to any Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

            "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

            "Revolving Credit Note" means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender to such Borrower.

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and no Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which such Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Subsidiary" of any Person means any corporation of which (or in which) more than 50% of (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Termination Date" means the earlier of October 14, 2002 and the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

            "Tobacco Assets" means all assets consisting of tobacco and tobacco related assets, including, without limitation, all tobacco inventory, aging warehouses, cigarette manufacturing facilities, distribution warehouses, trademarks, tradenames and know-how and which relate to the domestic and United States export business of PM Companies and its Subsidiaries.

            "Withdrawal Liability" shall have the meaning given such term under
      Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, except that if there has been a material change in an accounting principle affecting the definition of an accounting term as compared to that applied in the preparation of the financial statements of PM Companies as at and for the six months ended June 30, 1997, then such new accounting principle shall not be used in the determination of the amount associated with that accounting term. A material change in an accounting principle is one that, in the year of its adoption, changes the amount associated with the relevant accounting term for such year by more than 10%.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Revolving Credit Advances to be denominated in a Committed Currency on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) for all of the Borrowers not to exceed at any time outstanding such Lender's Commitment, provided, however, that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount (based in respect of any Competitive Bid Advance denominated in a Foreign Currency on the Equivalent in Dollars at such time) of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid Reduction"); provided further that the aggregate amount of Revolving Credit Borrowings and Competitive Bid Borrowings denominated in Foreign Currencies (based on the Equivalent in Dollars on the Business Day of each Notice of Revolving Credit Borrowing or Notice of Competitive Bid Borrowing) shall not exceed $2,000,000,000 at any time outstanding. Each Revolving Credit Borrowing shall be in an aggregate amount of no less than $50,000,000 (or the Equivalent thereof in any Committed Currency determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment and subject to this Section 2.01, any Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

            SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 11:00 A.M. (New York City time) on the first Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by any Borrower to Citibank, as Administrative Agent (and, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, simultaneously to the Administrative Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing,
(ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Revolving Credit Advance. Each Borrower agrees that each Notice of Revolving Credit Borrowing shall be delivered by PM Companies from its office in New York, New York or its office in Zug, Switzerland. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to Citibank, as Administrative Agent, at the applicable Citibank's Administrative Agent Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After receipt of such funds by Citibank, as Administrative Agent, and upon fulfillment of the applicable conditions set forth in Article III, Citibank, as Administrative Agent, will make such funds available to the Borrower requesting the Revolving Credit Borrowing at the address of Citibank, as Administrative Agent, referred to in
Section 9.02 or at the applicable Payment Office, as the case may be.

      (b) Anything in subsection (a) above to the contrary notwithstanding, no Borrower may select Eurocurrency Rate Advances for any Revolving Credit Borrowing if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.09 or 2.12.

      (c) Each Notice of Revolving Credit Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower requesting such Revolving Credit Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

      (d) Unless Citibank, as Administrative Agent, shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to Citibank, as Administrative Agent, such Lender's ratable portion of such Revolving Credit Borrowing, Citibank, as Administrative Agent, may assume that such Lender has made such portion available to Citibank, as Administrative Agent, on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and Citibank, as Administrative Agent, may, in reliance upon such assumption, make available to the Borrower proposing such Revolving Credit Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to Citibank, as Administrative Agent, such Lender and such Borrower severally agree to repay to Citibank, as Administrative Agent, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to Citibank, as Administrative Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (B) the cost of funds incurred by Citibank, as Administrative Agent, in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by Citibank, as Administrative Agent, in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to Citibank, as Administrative Agent, such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

      (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

            SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that any Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, (x) the aggregate amount of the Advances denominated in a Foreign Currency (based on the Equivalent in Dollars at the time such Competitive Bid Borrowing is requested) then outstanding shall not exceed $2,000,000,000 and (y) the aggregate amount of the Advances (based in respect of any Advance denominated in a Foreign Currency on the Equivalent in Dollars at the time such Competitive Bid Borrowing is requested) then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders.

            (i) Any Borrower may request a Competitive Bid Borrowing under this
      Section 2.03 by delivering to Citibank, as Administrative Agent (and, in the case of a Competitive Bid Borrowing not consisting of Fixed Rate Advances or LIBO Rate Advances to be denominated in Dollars, simultaneously to the Administrative Sub-Agent), by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) date of such proposed Competitive Bid Borrowing,
      (B) aggregate amount of such proposed Competitive Bid Borrowing, (C) interest rate basis and day count convention to be offered by the Lenders,
      (D) currency of such proposed Competitive Bid Borrowing, (E) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances or Local Rate Advances, maturity date for repayment of each Fixed Rate Advance or Local Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 360 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (F) interest payment date or dates relating thereto, (G) location of such Borrower's account to which funds are to be advanced and (H) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than (w) 10:00 A.M. (New York City time) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the

      Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and that the Advances comprising such proposed Competitive Bid Advances shall be denominated in Dollars, (x) 10:00 A.M. (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Competitive Bid Borrowing shall be LIBO Rate Advances denominated in Dollars, (y) 10:00 A.M. (London time) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Advances shall be either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and (z) 10:00 A.M. (London time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in any Foreign Currency. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on such Borrower. Any Notice of Competitive Bid Borrowing by a Designated Subsidiary shall be given to Citibank, as Administrative Agent, or to the Administrative Sub-Agent, as the case may be, in accordance with the preceding sentence through PM Companies from its office in New York, New York or its office in Zug, Switzerland on behalf of such Designated Subsidiary. Citibank, as Administrative Agent, shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from such Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

            (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower proposing the Competitive Bid Borrowing as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying Citibank, as Administrative Agent, or the Administrative Sub-Agent, as the case may be (which shall give prompt notice thereof to such Borrower), (A) before 9:30 A.M. (New York City time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 9:30 A.M. (New York City time) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in Dollars, (C) before 12:00 noon (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and (D) before 12:00 noon (London time) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts or the Equivalent thereof in Dollars, as the case may be, may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment) the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that, if Citibank in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to Citibank, as Administrative Agent, or to the Administrative Sub-Agent, as the case may be, by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify Citibank, as Administrative Agent, before 9:30 A.M. (New York City time) or the Administrative Sub-Agent before 12:00 noon (London time) on the date on which notice of such election is to be given to Citibank, as Administrative Agent, or to the Administrative Sub-Agent, as the case may be, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided further that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

            (iii) The Borrower proposing the Competitive Bid Borrowing shall, in turn, (A) before 12:00 noon (New York City time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 12:00 noon (New York City time) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in Dollars, (C) before 3:00 P.M. (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and (D) before 3:00 P.M. (London time) on the third Business Day prior to the date of such Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, either:

                  (x) cancel such Competitive Bid Borrowing by giving Citibank, as Administrative Agent, notice to that effect, or

                  (y) accept one or more of the offers made by any Lender or
            Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to Citibank, as Administrative Agent, or to the Administrative Sub-Agent, as the case may be, of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by Citibank, as Administrative Agent, or by the Administrative Sub-Agent, as the case may be, on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving Citibank, as Administrative Agent, or the Administrative Sub-Agent, as the case may be, notice to that effect. Such Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the maximum amount that each such Lender offered at such interest rate.

            (iv) If the Borrower proposing the Competitive Bid Borrowing notifies Citibank, as Administrative Agent, or the Administrative Sub-Agent, as the case may be, that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, or if such Borrower fails to give timely notice in accordance with paragraph (iii) above, Citibank, as Administrative Agent, or the Administrative Sub-Agent, as the case may be, shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

            (v) If the Borrower proposing the Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, Citibank, as Administrative Agent, or the Administrative Sub-Agent, as the case may be, shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph
      (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and
      (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that Citibank, as Administrative Agent, or the Administrative Sub-Agent, as the case may be, has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 11:00 A.M. (New York City time), in the case of Competitive Bid Advances to be denominated in Dollars or 11:00 A.M. (London time), in the case of Competitive Bid Advances to be denominated in any Foreign Currency, on the date of such Competitive Bid Borrowing specified in the notice received from Citibank, as Administrative Agent, or from the Administrative Sub-Agent, as the case may be, pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from Citibank, as Administrative Agent, pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to Citibank, as Administrative Agent, (x) in the case of a Competitive Bid Borrowing denominated in Dollars, at its address referred to in Section 9.02, in same day funds, such Lender's portion of such Competitive Bid Borrowing in Dollars and (y) in the case of a Competitive Bid Borrowing in a Foreign Currency, at the Payment Office for such Foreign Currency as shall have been notified by Citibank, as Administrative Agent, to the Lenders prior thereto, in same day funds, such Lender's portion of such Competitive Bid Borrowing in such Foreign Currency. Upon fulfillment of the applicable conditions set forth in
      Article III and after receipt by Citibank, as Administrative Agent, of such funds, Citibank, as Administrative Agent, will make such funds available to such Borrower at the location specified by such Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing Citibank, as Administrative Agent, will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

            (vi) If the Borrower proposing the Competitive Bid Borrowing notifies Citibank, as Administrative Agent, or the Administrative Sub-Agent, as the case may be, that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

      (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $50,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower that has borrowed such Competitive Bid Borrowing shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

      (c) Within the limits and on the conditions set forth in this Section 2.03, any Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a Competitive Bid Borrowing shall not be made within two Business Days of the date of any other Competitive Bid Borrowing.

      (d) Each Borrower that has borrowed through a Competitive Bid Borrowing shall repay to Citibank, as Administrative Agent, for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. Except as required by Section 2.10(b), no Borrower shall have any right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection
(a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

      (e) Each Borrower that has borrowed through a Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, such Borrower shall pay interest on the amount of unpaid principal of each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

      (f) The indebtedness of any Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of such Borrower payable to the order of the Lender making such Competitive Bid Advance.

            SECTION 2.04. Fees. (a) Facility Fee. PM Companies agrees to pay to Citibank, as Administrative Agent, for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment (whether or not used and without giving effect to any Competitive Bid Reduction) from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at the Applicable Facility Fee Rate, in each case payable on the last day of each March, June, September and December until the Termination Date and on the Termination Date.

      (b) Agents' Fees. PM Companies shall pay to each Administrative Agent, the Syndication Agent and the Documentation Agent for their respective own accounts such fees as may from time to time be agreed between PM Companies and each such Agent.

            SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. PM Companies shall have the right, upon at least three Business Days' notice to Citibank, as Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of no less than $50,000,000 and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances denominated in Dollars then outstanding plus the Equivalent in Dollars (determined as of the date of the notice of prepayment) of the aggregate principal amount of the Competitive Bid Advances denominated in Foreign Currencies then outstanding.

      (b) Mandatory. In the event that there shall be an Asset Disposition, the respective Commitments of the Lenders shall be reduced ratably by an aggregate amount equal to 100% of the net after-tax proceeds of such Asset Disposition. For the purpose of this subsection (b) any net after-tax non-cash proceeds or spin-off shall be valued at (i) the greater of (x) the book value and (y) the fair market value (as determined in good faith by the Board of Directors of PM Companies) of the assets subject to such Asset Disposition, less (ii) the cash proceeds, if any, received as a result of such Asset Disposition. In the event that the purchase price of assets subject to an Asset Disposition is subject to adjustment, as a result of which PM Companies reasonably believes that the proceeds ultimately to be received therefrom will be reduced, then until such time as such adjustment is finalized, for purposes of this subsection (b) the "net after-tax proceeds" shall include only the amount of those proceeds actually received by PM Companies or any affiliate of PM Companies, less an adjustment reserve in an amount reasonably determined by PM Companies to be equivalent to such adjustment therein. As soon as such adjustment is finalized, any further reduction in the Commitments shall be made as above provided in this subsection (b). Any reduction pursuant to this subsection (b) shall be effective on a date selected by PM Companies but in any event no later than the last day of the calendar quarter during which the Asset Disposition occurs; provided that any reduction which would be in amount less than $50,000,000 shall not be made but shall be included in the calculation of the subsequent reduction or reductions provided for in this subsection (b) until the aggregate amount of any such subsequent reduction shall be at least equal to $50,000,000, and such reduction shall then be made as above provided in this subsection (b).

            SECTION 2.06. Repayment of Revolving Credit Advances. Each Borrower shall repay to Citibank, as Administrative Agent, for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

            SECTION 2.07. Interest on Revolving Credit Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears monthly on the 20th day of each month and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Interest Rate Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

      (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 1% per annum above the Base Rate in effect from time to time.

            SECTION 2.08. Additional Interest on Eurocurrency Rate Advances. Each Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency

Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Rate Advance of such Lender to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurocurrency Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to PM Companies through Citibank, as Administrative Agent.

            SECTION 2.09. Interest Rate Determination. (a) (i) In the event that the relevant Eurocurrency Rate or LIBO Rate does not appear on the Telerate Pages 3740 and 3750 (or any successor pages, respectively), each Reference Bank agrees to furnish to Citibank, as Administrative Agent, timely information for the purpose of determining each Eurocurrency Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to Citibank, as Administrative Agent, for the purpose of determining any such interest rate, Citibank, as Administrative Agent, shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

            (ii) Citibank, as Administrative Agent, shall give prompt notice to PM Companies and the Lenders of the applicable interest rate determined by Citibank, as Administrative Agent, for purposes of Section 2.07(a)(i) or (ii) or the determination of the applicable LIBO Rate, and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under
Section 2.07(a)(ii) or the applicable LIBO Rate.

      (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify Citibank, as Administrative Agent, that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Revolving Credit Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, Citibank, as Administrative Agent, shall forthwith so notify PM Companies and the Lenders, whereupon (A) the Borrower of such Eurocurrency Rate Advances will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) redenominate such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until Citibank, as Administrative Agent, shall notify PM Companies and the Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (ii) above are applicable, the applicable Borrower may elect, by notice to Citibank, as Administrative Agent, and the Lenders, to continue such Advances in such Committed Currency for Interest Periods of not longer than one month, which Advances shall thereafter bear interest at a rate per annum equal to the Applicable Margin plus, for each Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Advances by whatever means it reasonably determines to be appropriate. Each Lender shall certify its cost of funds for each Interest Period to Citibank, as Administrative Agent, and the PM Companies as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

      (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, Citibank, as Administrative Agent, will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be redenominated into an Equivalent amount of Dollars and be Converted into Base Rate Advances.

      (d) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be redenominated into an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended; provided that PM Companies and the applicable Borrower may elect, by notice to Citibank, as Administrative Agent, and the Lenders within one Business Day of such Event of Default, to continue such Advances in such Committed Currency, whereupon Citibank, as Administrative Agent, may require that each Interest Period relating to such Eurocurrency Rate Advances shall bear interest at the Overnight Eurocurrency Rate for a period of three Business Days and thereafter, each such Interest Period shall have a duration of not longer than one month. "Overnight Eurocurrency Rate" means the rate per annum applicable to an overnight period beginning on one Business Day and ending on the next Business Day equal to the sum of 1%, the Applicable Interest Rate Margin and the average, rounded upward to the nearest whole multiple of 1/16 of 1%, if such average is not such a multiple, of the respective rates per annum quoted by each Reference Bank to Citibank, as Administrative Agent, on request as the rate at which it is offering overnight deposits in the relevant currency in amounts comparable to such Reference Bank's Eurocurrency Rate Advances.

      (e) If fewer than two Reference Banks furnish timely information to Citibank, as Administrative Agent, for determining the Eurocurrency Rate or LIBO Rate for any Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

            (i) Citibank, as Administrative Agent, shall forthwith notify PM Companies and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

            (ii) with respect to Eurocurrency Rate Advances, each such Advance will, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, be prepaid by the applicable Borrower or be automatically Converted into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the applicable Borrower or be automatically redenominated into an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until Citibank, as Administrative Agent, shall notify PM Companies and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.10. Prepayments of Advances. (a) Optional Prepayments of Revolving Credit Advances. Each Borrower may, in the case of any Eurocurrency Rate Advance upon at least three Business Days' notice to Citibank, as Administrative Agent, or, in the case of any Base Rate Advance, upon notice given to Citibank, as Administrative Agent, not later than 11:00 A.M. (New York City time) on the date of the proposed prepayment, in each case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of no less than $50,000,000 or the Equivalent thereof in a Committed Currency (determined on the date notice of prepayment is given) and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(b).

      (b) Mandatory Prepayments. (i) If Citibank, as Administrative Agent, notifies PM Companies that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Foreign Currencies then outstanding exceeds 105% of the aggregate Commitments of the Lenders on such date, PM Companies and each other Borrower shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by such Borrower in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date.

            (ii) If Citibank, as Administrative Agent, notifies PM Companies that, on any interest payment date, the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Foreign Currencies outstanding exceeds 105% of $2,000,000,000, PM Companies and each other Borrower shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances denominated in a Foreign Currency owing by such Borrower in an aggregate amount sufficient to reduce such amount to $2,000,000,000 or less.

            (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Advances equal to the amount by which (A) the aggregate principal amount of the Advances then outstanding exceeds (B) the aggregate of the Commitments (after giving effect to the Competitive Bid Reduction) on such Business Day.

            (iv) Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance, a LIBO Rate Advance or a Local Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which such Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(b). Citibank, as Administrative Agent, shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrowers and the Lenders.

            SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower of the affected Advances shall from time to time, upon demand by such Lender (with a copy of such demand to Citibank, as Administrative Agent), pay to Citibank, as Administrative Agent, for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to PM Companies, such Borrower and Citibank, as Administrative Agent, by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

      (b) In the event that after the date hereof the implementation of or any change in any law or regulation, or any guideline or directive (whether or not having the force of law) or the interpretation or administration thereof by any central bank or other authority charged with the administration thereof, imposes, modifies or deems applicable any capital adequacy or similar requirement (including, without limitation, a request or requirement which affects the manner in which any Lender allocates capital resources to its commitments, including its obligations hereunder) and as a result thereof, in the sole opinion of such Lender, the rate of return on such Lender's capital as a consequence of its obligations hereunder is reduced to a level below that which such Lender could have achieved but for such circumstances, but reduced to the extent that Borrowings are outstanding from time to time, then in each such case upon demand from time to time PM Companies shall pay to such Lender such additional amount or amounts as shall compensate such Lender for such reduction in rate of return, provided that, in the case of each Lender, such additional amount or amounts shall not exceed 0.15 of 1% per annum on such Lender's Commitment. A certificate of such Lender as to any such additional amount or amounts shall be conclusive and binding for all purposes, absent manifest error. Except as provided below, in determining any such amount or amounts each Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, each Lender shall take all reasonable actions to avoid the imposition of, or reduce the amounts of, such increased costs, provided that such actions, in the reasonable judgment of such Lender, will not be otherwise disadvantageous to such Lender, and, to the extent possible, each Lender will calculate such increased costs based upon the capital requirements for its commitment hereunder and not upon the average or general capital requirements imposed upon such Lender.

            SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify Citibank, as Administrative Agent, that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Committed Currency or LIBO Rate Advances in Dollars or any Foreign Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency or LIBO Rate Advances in Dollars or any Foreign Currency hereunder, (a) each Eurocurrency Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in any Foreign Currency, be redenominated into an Equivalent amount of Dollars and be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until Citibank, as Administrative Agent, shall notify PM Companies and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.13. Payments and Computations. (a) PM Companies and each Borrower shall make each payment hereunder, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to Citibank, as Administrative Agent, at the applicable Citibank's Administrative Agent Account in same day funds. PM Companies and each Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, not later than 11:00 A.M. (at the Payment Office for such Foreign Currency) on the day when due in such Foreign Currency to Citibank, as Administrative Agent, in same day funds, by deposit of such funds to the applicable Citibank's Administrative Agent Account in same day funds. Citibank, as Administrative Agent, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 9.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, Citibank, as Administrative Agent, shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made to Citibank, as Administrative Agent, when due hereunder, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

      (c) All computations of interest based on the Base Rate shall be made by Citibank, as Administrative Agent, on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of facility fees shall be made by Citibank, as Administrative Agent, on the basis of a year of 360 days and computations in respect of Competitive Bid Advances shall be made by Citibank, as Administrative Agent, or the Administrative Sub-Agent, as the case may be, as specified in the applicable Notice of Competitive Bid Notice (or, in each case of Advances denominated in Foreign Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by Citibank, as Administrative Agent (or, in the case of Section 2.08, by a Lender), of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (e) Unless Citibank, as Administrative Agent, shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, Citibank, as Administrative Agent, may assume that such Borrower has made such payment in full to Citibank, as Administrative Agent, on such date and Citibank, as Administrative Agent, may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to Citibank, as Administrative Agent, each Lender shall repay to Citibank, as Administrative Agent, forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Citibank, as Administrative Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by

Citibank, as Administrative Agent, in respect of such amount in the case of Advances denominated in Foreign Currencies.

            SECTION 2.14. Taxes. (a) Any and all payments by each Borrower and PM Companies hereunder shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender and Citibank, as Administrative Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or Citibank, as Administrative Agent (as the case may be), is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, and
(iii) in the case of each Lender and Citibank, as Administrative Agent, taxes imposed by the United States by means of withholding tax if and to the extent that such taxes shall be in effect and shall be applicable on the date hereof, to payments to be made to such Lender's Applicable Lending Office or to Citibank, as Administrative Agent (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as "Taxes"). If any Borrower or PM Companies shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or Citibank, as Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or Citibank, as Administrative Agent (as the case may be), receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or PM Companies shall make such deductions and (iii) such Borrower or PM Companies shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, each Borrower or PM Companies shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

      (c) Each Borrower and PM Companies shall indemnify each Lender and Citibank, as Administrative Agent, for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or Citibank, as Administrative Agent (as the case may be), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or Citibank, as Administrative Agent (as the case may be), makes written demand therefor.

      (d) Within 30 days after the date of any payment of Taxes, each Borrower and PM Companies shall furnish to Citibank, as Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. If any Borrower or PM Companies determines that no Taxes are payable in respect thereof, such Borrower or PM Companies shall, at the request of Citibank, as Administrative Agent, furnish or cause the payor to furnish, Citibank, as Administrative Agent, and each Lender an opinion of counsel reasonably acceptable to Citibank, as Administrative Agent, stating that such payment is exempt from Taxes.

      (e) Each Lender, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by any Borrower, PM Companies or Citibank, as Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide each of Citibank, as Administrative Agent, PM Companies and such Borrower with any form or certificate that is required by any taxing authority (including, if applicable, two original Internal Revenue Service

Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service), certifying that such Lender is exempt from or entitled to a reduced rate of Home Jurisdiction Withholding Taxes on payments pursuant to this Agreement. Unless the Borrowers, PM Companies and Citibank, as Administrative Agent, have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to Home Jurisdiction Withholding Taxes or are subject to such tax at a rate reduced by an applicable tax treaty, such Borrower, PM Companies or Citibank, as Administrative Agent, shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender.

      (f) Each Initial Lender hereby confirms as of the Effective Date, and each other Lender confirms as of the effective date of the Assignment and Acceptance pursuant to which it becomes a party hereto, in favor of Citibank, as Administrative Agent, that either (i) such Lender is not resident in the United Kingdom and is beneficially entitled to the Advances and the interest thereon or
(ii) it is a bank as defined for the purposes of Section 349 of the Income and Corporation Taxes Act of 1988 of the United Kingdom and is beneficially entitled to the Advances and the interest thereon, and each Lender agrees to notify Citibank, as Administrative Agent, if there is any change in its position from that set forth in this clause (f).

      (g) Any Lender claiming any additional amounts payable pursuant to this
Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.11, 2.14 or 9.04(b)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

            SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to Citibank, as Administrative Agent) to the effect that a Revolving Credit Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

      (b) The Register maintained by Citibank, as Administrative Agent, pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it,
(iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by Citibank, as Administrative Agent, from the Borrowers hereunder and each Lender's share thereof.

      (c) Entries made in good faith by Citibank, as Administrative Agent, in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of Citibank, as Administrative Agent, or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

            SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes of PM Companies and its Subsidiaries.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

            SECTION 3.01. Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) PM Companies shall have notified each Lender and Citibank, as Administrative Agent, in writing as to the proposed Effective Date.

            (b) On the Effective Date, the following statements shall be true and Citibank, as Administrative Agent, shall have received for the account of each Lender a certificate signed by a duly authorized officer of PM Companies, dated the Effective Date, stating that:

                  (i) The representations and warranties contained in Section
            4.01 are correct on and as of the Effective Date, and

                  (ii) No event has occurred and is continuing that constitutes a Default.

            (c) Citibank, as Administrative Agent, shall have received on or before the Effective Date a letter from PM Companies dated on or before such day, terminating in whole the commitments of the banks parties to (i) the 5-Year Loan and Guaranty Agreement dated as of October 26, 1995 (the "PMC Agreement") among PM Companies, the banks parties thereto and Citibank, as agent, and (ii) the 5-Year Revolving Credit Agreement dated as of October 26, 1995 (the "PMCC Agreement") among PM Companies, Philip Morris Capital Corporation, the banks parties thereto and Citibank, as agent (collectively, the "1995 Loan Agreements") and each of the Initial Lenders that is a party to the 1995 Loan Agreements hereby waives, upon execution of this Agreement, the five Business Days' notice required by

      Section 2.05(a) of the PMC Agreement and Section 2.04 of the PMCC Agreement, respectively, relating to the termination of the commitments under such 1995 Loan Agreement.

            (d) PM Companies and its Subsidiaries shall have satisfied all of their respective obligations under the 1995 Loan Agreements including, without limitation, the payment of all fees under such agreements.

            (e) Citibank, as Administrative Agent, shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to Citibank, as Administrative Agent:

                  (i) Certified copies of the resolutions of the Board of
            Directors of PM Companies approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

                  (ii) A certificate of the Secretary or an Assistant Secretary of PM Companies certifying the names and true signatures of the officers of PM Companies authorized to sign this Agreement and the other documents to be delivered hereunder.

                  (iii) Favorable opinions of counsel (which may be in-house counsel) for PM Companies, substantially in the form of Exhibits E-1 and E-2 hereto.

                  (iv) A favorable opinion of Shearman & Sterling, counsel for
            Citibank, as Administrative Agent, substantially in the form of Exhibit G hereto.

                  (v) A certificate of the chief financial officer of PM
            Companies certifying that as of June 30, 1997 (A) the aggregate amount of Debt, payment of which is secured by any lien, security interest or other charge or encumbrance referred to in clause (iii) of Section 5.02(a) hereof, does not exceed $400,000,000 and (B) the aggregate amount of Debt included in clause (A) of this subsection
            (v) payment of which is secured by any lien, security interest or other charge or encumbrance referred to in clause (iv) of Section 5.02(a), does not exceed $200,000,000.

            (f) This Agreement shall have been executed by PM Companies, Citibank and Chase, as Administrative Agents, Credit Suisse First Boston, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent, and Citibank, as Administrative Agent, shall have been notified by each Initial Lender that such Initial Lender has executed this Agreement.

            SECTION 3.02. Initial Advance to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary following any designation of such Designated Subsidiary as a Borrower hereunder pursuant to Section 9.08 is subject to the receipt by Citibank, as Administrative Agent, on or before the date of such initial Advance of each of the following, in form and substance satisfactory to Citibank, as Administrative Agent, and dated such date, and in sufficient copies for each Lender:

            (a) Certified copies of the resolutions of the Board of Directors of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

            (b) A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign this Agreement and the other documents to be delivered hereunder.

            (c) A certificate signed by a duly authorized officer of the Designated Subsidiary, dated as of the date of such initial Advance, certifying that such Designated Subsidiary shall have obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Designated Subsidiary to execute and deliver this Agreement and to perform its obligations thereunder.

            (d) The Designation Agreement of such Designated Subsidiary, substantially in the form of Exhibit D hereto.

            (e) A favorable opinion of counsel (which may be in-house counsel) to such Designated Subsidiary, dated the date of such initial Advance, covering, to the extent customary and appropriate for the relevant jurisdiction, the opinions outlined on Exhibit F hereto.

            (f) Such other approvals, opinions or documents as any Lender, through Citibank, as Administrative Agent, may reasonably request.

            SECTION 3.03. Conditions Precedent to Each Revolving Credit Borrowing. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower requesting such Revolving Credit Borrowing of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true):

            (a) the representations and warranties contained in Section 4.01 (except the representations set forth in the last sentence of subsection
      (e) and in subsection (f) thereof (other than clause (i) thereof)) are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if such Revolving Credit Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (b) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

            (c) If such Revolving Credit Borrowing is in an aggregate principal amount equal to or greater than $500,000,000 and is being made in connection with any purchase of shares of such Borrower's or PM Companies's capital stock or the capital stock of any other Person, or any purchase of all or substantially all of the assets of any Person (whether in one transaction or a series of transactions) or any transaction of the type referred to in Section 5.02(b), the statement in (b) above shall also be true on a pro forma basis as if such transaction or purchase shall have been completed.

            SECTION 3.04. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) Citibank, as Administrative Agent, shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, Citibank, as Administrative Agent, shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower requesting such Competitive Bid Borrowing of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):

            (a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct in on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

            (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

            SECTION 3.05. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of Citibank, as Administrative Agent, responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that PM Companies, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. Citibank, as Administrative Agent, shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of PM Companies. PM Companies represents and warrants as follows:

            (a) It is a corporation duly organized, validly existing and in good standing under the laws of Virginia.

            (b) The execution, delivery and performance of this Agreement and the Notes to be delivered by it are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its charter or by-laws or (ii) in any material respect, any law, rule, regulation or order of any court or governmental agency or any contractual restriction binding on or affecting it.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or the Notes to be delivered by it.

            (d) This Agreement is, and each of the Notes to be delivered by it when delivered hereunder will be, a legal, valid and binding obligation of PM Companies enforceable against PM Companies in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (e) The consolidated balance sheet of PM Companies and its Subsidiaries as at June 30, 1997 and the consolidated statements of earnings of PM Companies and its Subsidiaries for the six months then ended fairly present, in all material respects and subject to year-end audit adjustments, the consolidated financial condition of PM Companies and its Subsidiaries as at such date and the consolidated results of the operations of PM Companies and its Subsidiaries for the six-month period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Except as disclosed in PM Companies' quarterly report on Form 10-Q for the quarter ended June 30, 1997, and in any Current Report on Form 8-K filed subsequent to June 30, 1997 but prior to October 14, 1997, since June 30, 1997 there has been no material adverse change in such condition or operations.

            (f) There is no pending or threatened action or proceeding affecting it or any of its Subsidiaries before any court, governmental agency or arbitrator (a "Proceeding"), (i) that purports to affect the legality, validity or enforceability of this Agreement or (ii) except for Proceedings disclosed in PM Companies' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, its Annual Report on Form 10-K for the year ended December 31, 1996, its Current Reports on Form 8-K dated June 20, 1997, June 25, 1997, July 2, 1997 and August 25, 1997 and in any Current Report on Form 8-K filed subsequent to August 25, 1997 but prior to the Effective Date or, with respect to events occurring after the date of the most recent such document but prior to October 14, 1997, a certificate delivered to the Lenders, that may materially adversely affect the financial condition or operations of PM Companies and its Subsidiaries taken as a whole.

            (g) It owns directly or indirectly 100% of the capital stock of each other Borrower and 100% of the capital stock of Philip Morris.

                                    ARTICLE V

                            COVENANTS OF PM COMPANIES

            SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, PM Companies will:

            (a) Compliance with Laws, Etc. Comply, and cause each Major Subsidiary to comply, in all material respects, with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, complying with ERISA and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith), noncompliance with which would materially adversely affect the financial condition or operations of PM Companies and its Subsidiaries taken as a whole.

            (b) Maintenance of Ratio of Net Income Before Tax to Fixed Charges. Maintain a ratio of aggregate consolidated Net Income Before Tax for the four most recent fiscal quarters for which consolidated statements of earnings have been delivered pursuant to Section 5.01(c)(i) or (ii) hereof to consolidated Fixed Charges for such four most recent fiscal quarters of not less than 2.5 to 1.0; provided that, if under the proposed Memorandum of Understanding and proposed resolution attached thereto, or under federal legislation implementing similar terms, entered into on June 20, 1997 by Philip Morris, an initial payment is made by or on behalf of Philip Morris as part of the aggregate $10,000,000,000 initial payment proposed to be made by the tobacco industry on the date federal legislation implementing the terms of the above mentioned resolution (or federal legislation implementing similar terms) is signed, such payment will not be included in such calculation.

            (c) Reporting Requirements. Furnish to the Lenders:

                  (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of PM Companies, a consolidated balance sheet of PM Companies and its Subsidiaries as of the end of such quarter and consolidated statements of earnings of PM Companies and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of PM Companies;

                  (ii) as soon as available and in any event within 100 days after the end of each fiscal year of PM Companies, a copy of the financial statements for such year for PM Companies and its Subsidiaries, audited by Coopers & Lybrand L.L.P. (or other independent accountants which, as of the date of this Agreement, are one of the "big six" accounting firms);

                  (iii) as soon as possible and in any event within five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of PM Companies setting forth details of such Event of Default or event and the action which PM Companies has taken and proposes to take with respect thereto;

                  (iv) promptly after the sending or filing thereof, copies of all reports which PM Companies sends to any of its shareholders, and copies of all periodic reports on Forms 10-K, 10-Q and 8-K (or any successor forms adopted by the Securities and Exchange Commission) which PM Companies files with the Securities and Exchange Commission; and

                  (v) such other information respecting the condition or
            operations, financial or otherwise, of PM Companies or any Major Subsidiary as any Lender through Citibank, as Administrative Agent, may from time to time reasonably request.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, PM Companies will not:

            (a) Liens, Etc. Create or suffer to exist, or permit any Major Subsidiary to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any Major Subsidiary to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than (i) purchase money liens or purchase money security interests upon or in any property acquired or held by it or any Major Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (ii) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition), (iii) liens or security interests existing on the date hereof securing Debt, (iv) liens or security interests on property financed through the issuance of industrial revenue bonds in favor of the holders of such bonds or any agent or trustee therefor, (v) liens or security interests existing on property of any Person acquired by it or any Major Subsidiary, (vi) liens or security interests securing Debt in an aggregate amount not in excess of 10% of PM Companies' Consolidated Tangible Assets or (vii) liens or security interests upon or with respect to "margin stock" as that term is defined in Regulation U issued by the Board of Governors of the Federal Reserve System.

            (b) Mergers, Etc. Consolidate with or merge into, or convey or transfer its properties and assets substantially as an entirety to, any Person, or permit any Subsidiary directly or indirectly owned by it to do so, unless, immediately after giving effect thereto, no Default would exist and, in the case of any merger or consolidation to which it is a party, it is the surviving corporation and, in the case of any merger or consolidation to which a Borrower other than PM Companies is a party, the corporation formed by such consolidation or into which such Borrower shall be merged shall be a corporation organized and existing under the laws of the United States of America or any State thereof, or the District of Columbia, and shall assume such Borrower's obligations under this Agreement by the execution and delivery of an instrument in form and substance satisfactory to the Required Lenders.

            (c) Maintenance of Ownership of Philip Morris. Sell or otherwise dispose of any shares of capital stock of Philip Morris.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) Any Borrower or PM Companies shall fail to pay any principal of any Advance when the same becomes due and payable; or any Borrower shall fail to pay interest on any Advance, or PM Companies shall fail to pay any fees payable under Section 2.04, within ten days after the same becomes due and payable; or

            (b) Any representation or warranty made or deemed to have been made by any Borrower or PM Companies herein or by any Borrower or PM Companies (or any of their respective officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made; or

            (c) Any Borrower or PM Companies shall fail to perform or observe
      (i) any term, covenant or agreement contained in Section 5.01(b), 5.02(b) or 5.02(c), (ii) any term covenant or agreement contained in Section 5.02(a) if such failure shall remain unremedied for 15 days after written notice thereof shall have been given to PM Companies by Citibank, as Administrative Agent, or any Lender or (iii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to PM Companies by Citibank, as Administrative Agent, or any Lender; or

            (d) Any Borrower or PM Companies or any Major Subsidiary shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt arising under this Agreement) of such Borrower or PM Companies or such Major Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt unless adequate provision for any such payment has been made in form and substance satisfactory to the Required Lenders; or any Debt of any Borrower or PM Companies or any Major Subsidiary which is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt arising under this Agreement) shall be declared to be due and payable, or required to be prepaid (other than by a scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof unless adequate provision for the payment of such Debt has been made in form and substance satisfactory to the Required Lenders; or

            (e) Any Borrower or PM Companies or any Major Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or PM Companies or any Major Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any of its property constituting a substantial part of the property of PM Companies and its Subsidiaries taken as a whole) shall occur; or any Borrower or PM Companies or any Major Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) Any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against any Borrower or PM Companies or any Major Subsidiary and there shall be any period of 45 consecutive days during which a stay of enforcement of such unsatisfied judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) Any Borrower, PM Companies or any ERISA Affiliate shall incur, or shall be reasonably likely to incur, liability in excess of $500,000,000 in the aggregate as a result of one or more of the following:
      (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of any Borrower, PM Companies or any ERISA Affiliate from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; provided, however, that no Event of Default under this clause (g) shall be deemed to have occurred if the Borrower, PM Companies or any ERISA Affiliate shall have made arrangements satisfactory to the Lenders to discharge or otherwise satisfy such liability (including the posting of a bond or other security); or

            (h) So long as any Subsidiary of PM Companies is a Designated Subsidiary, the guaranty provided by PM Companies under Article VIII hereof shall for any reason cease to be valid and binding on PM Companies or PM Companies shall so state in writing;

then, and in any such event, Citibank, as Administrative Agent, (i) shall at the request, or may with the consent, of the Required Lenders, by notice to PM Companies and the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Required Lenders, by notice to PM Companies and the Borrowers, declare all the Advances then outstanding, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances then outstanding, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower, PM Companies or any Major Subsidiary under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances then outstanding, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENTS

            SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agents to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agents by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Administrative Agent shall be required to take any action that exposes such Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. Each of the Administrative Agents agrees to give to each Lender prompt notice of each notice given to it by PM Companies or any Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Administrative Agents' Reliance, Etc. Neither the Administrative Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agents: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until Citibank, as Administrative Agent, receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for PM Companies or any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of PM Companies or any Borrower or to inspect the property (including the books and records) of PM Companies or such Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Citibank, Chase and Affiliates. With respect to its Commitment and the Advances made by it, each of Citibank and Chase shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank and Chase in their individual capacities. Citibank and Chase and their affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, PM Companies, any Borrower, any of its Subsidiaries and any Person who may do business with or own securities of PM Companies, any Borrower or any such Subsidiary, all as if Citibank and Chase were not Administrative Agents and without any duty to account therefor to the Lenders.

            SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon an Administrative Agent, the Syndication Agent, the Documentation Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Administrative Agent, the Syndication Agent, the Documentation Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. The Lenders agree to indemnify each Administrative Agent (to the extent not reimbursed by PM Companies or the Borrowers), ratably according to the respective principal amounts of the Revolving Credit Advances then owing to each of them (or if no Revolving Credit Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Administrative Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from such Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse such Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Administrative Agent is not reimbursed for such expenses by PM Companies or the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Administrative Agent, any Lender or a third party.

            SECTION 7.06. Successor Administrative Agents. An Administrative Agent may resign at any time by giving written notice thereof to the Lenders and PM Companies and may be removed at any time with or without cause by the Required Lenders. Upon the resignation or removal of Citibank, as Administrative Agent, Chase, as Administrative Agent, shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of Citibank, as Administrative Agent, and Citibank, as Administrative Agent shall be discharged from its duties and obligations under this Agreement. Upon any other such resignation or removal which results in there being no Administrative Agent hereunder, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            SECTION 7.07. Administrative Sub-Agent. The Administrative Sub-Agent has been designated under this Agreement to carry out duties of Citibank, as Administrative Agent. The Administrative Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Administrative Sub-Agent, and each of the Borrowers and the Lenders agrees that the Administrative Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of Citibank, as Administrative Agent, under this Agreement as relate to the performance of its obligations hereunder.

            SECTION 7.08. Syndication and Documentation Agents. Credit Suisse First Boston and Deutsche Bank AG, New York Branch have been designated as Syndication Agent and Documentation Agent, respectively, under this Agreement, but the use of such titles does not impose on either of them any duties or obligations greater than those of any other Lender.

                                  ARTICLE VIII

                                    GUARANTY

            SECTION 8.01. Guaranty. PM Companies hereby unconditionally and irrevocably guarantees (the undertaking of the Guarantor contained in this Article VIII being the "Guaranty") the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each Borrower now or hereafter existing under this Agreement, whether for principal, interest, fees, expenses or otherwise (such obligations being the "Obligations"), and any and all expenses (including counsel fees and expenses) incurred by Citibank, as Administrative Agent, or the Lenders in enforcing any rights under the Guaranty.

            SECTION 8.02. Guaranty Absolute. PM Companies guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Citibank, as Administrative Agent, or the Lenders with respect thereto. The liability of PM Companies under this Guaranty shall be absolute and unconditional irrespective of:

            (i) any lack of validity, enforceability or genuineness of any provision of this Agreement or any other agreement or instrument relating thereto;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

            (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

            (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Borrower or the Guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Citibank, as Administrative Agent, or any Lender upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, all as though such payment had not been made.

            SECTION 8.03. Waivers. (a) PM Companies hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that Citibank, as Administrative Agent, or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against a Borrower or any other Person or any collateral.

      (b) PM Companies hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against any Borrower that arise from the existence, payment, performance or enforcement of PM Companies's obligations under this Guaranty or this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Citibank, as Administrative Agent, or any Lender against such Borrower or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to PM Companies in violation of the preceding sentence at any time prior to the later of the cash payment in full of the Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of Citibank, as Administrative Agent, and the Lenders and shall forthwith be paid to Citibank, as Administrative Agent, to be credited and applied to the Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and this Guaranty, or to be held as collateral for any Obligations or other amounts payable under this Guaranty thereafter arising. PM Companies acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and this Guaranty and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits.

            SECTION 8.04. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full (after the Termination Date) of the Obligations and all other amounts payable under this Guaranty, (b) be binding upon PM Companies, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Lenders, Citibank, as Administrative Agent, and their respective successors, transferees and assigns.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower or PM Companies therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Sections 3.01 and 3.02, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release PM Companies from any of its obligations under Article VIII or (g) amend this
Section 9.01; provided further that no waiver of the conditions specified in
Section 3.04 in connection with any Competitive Bid Borrowing shall be effective unless consented to by all Lenders making Competitive Bid Advances as part of such Competitive Bid Borrowing; and provided further that no amendment, waiver or consent shall, unless in writing and signed by Citibank, as Administrative Agent, in addition to the Lenders required above to take such action, affect the rights or duties of Citibank, as Administrative Agent, under this Agreement or any Revolving Credit Advance.

            SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to any Borrower, at its address c/o Philip Morris Companies Inc., 120 Park Avenue, New York, New York 10017, Attention: Treasurer; if to PM Companies in its capacity as the guarantor under Article VIII, at its address at 120 Park Avenue, New York, New York 10017, Attention: Secretary; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to Citibank, as Administrative Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Dave Meckler; or, as to any Borrower, PM Companies or Citibank, as Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to PM Companies and Citibank, as Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to Citibank, as Administrative Agent, pursuant to
Article II, III or VII shall not be effective until received by Citibank, as Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or Citibank, as Administrative Agent, to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04. Costs and Expenses. (a) PM Companies agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration (excluding any cost or expenses for administration related to the overhead of Citibank, as Administrative Agent), modification and amendment of this Agreement and the documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Citibank, as Administrative Agent, with respect thereto and with respect to advising Citibank, as Administrative Agent, as to its rights and responsibilities under this Agreement, and all costs and expenses of the Lenders and Citibank, as Administrative Agent, if any (including, without limitation, reasonable counsel fees and expenses of the Lenders and Citibank, as Administrative Agent), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder.

      (b) If any payment of principal of any Eurocurrency Rate Advance, LIBO Rate Advance or Local Rate Advance is made other than on the last day of the Interest Period for such Advance or at its maturity, as a result of a payment pursuant to Section 2.10, acceleration of the maturity of the Advances pursuant to Section 6.01, an assignment made as a result of a demand by PM Companies pursuant to Section 9.07(a) or for any other reason, PM Companies shall, upon demand by any Lender (with a copy of such demand to Citibank, as Administrative Agent), pay to Citibank, as Administrative Agent, for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. Without prejudice to the survival of any other agreement of any Borrower or PM Companies hereunder, the agreements and obligations of each Borrower and PM Companies contained in Section 2.02(c), 2.08, 2.10(b)(iii), 2.11, 2.14 and this
Section 9.04(b) shall survive the payment in full of principal and interest hereunder.

      (c) Each Borrower and PM Companies jointly and severally agree to indemnify and hold harmless Citibank, as Administrative Agent, and each Lender and each of their respective affiliates, control persons, directors, officers, employees, attorneys and agents (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against any Indemnified Party, in each case in connection with or arising out of, or in connection with the preparation for or defense of, any investigation, litigation, or proceeding (i) related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are applied or proposed to be applied, directly or indirectly, by any Borrower, whether or not such Indemnified Party is a party to such transaction or (ii) related to any Borrower's or PM Companies's entering into this Agreement, or to any actions or omissions of any Borrower or PM Companies, any of their respective Subsidiaries or affiliates or any of its or their respective officers, directors, employees or agents in connection therewith, in each case whether or not an Indemnified Party is a party thereto and whether or not such investigation, litigation or proceeding is brought by PM Companies or any Borrower or any other Person; provided, however, that neither any Borrower nor PM Companies shall be required to indemnify any such Indemnified Party from or against any portion of such claims, damages, losses, liabilities or expenses that is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnified Party.

            SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize Citibank, as Administrative Agent, to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of PM Companies or any Borrower against any and all of the obligations of any Borrower or PM Companies now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the appropriate

Borrower or PM Companies, as the case may be, after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

            SECTION 9.06. Binding Effect. This Agreement shall be binding upon and inure to the benefit of PM Companies, Citibank, as Administrative Agent, Chase, as Administrative Agent, and each Lender and their respective successors and assigns, except that neither any Borrower nor PM Companies shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 9.07. Assignments and Participations. (a) Each Lender may and, if demanded by PM Companies upon at least five Business Days' notice to such Lender and Citibank, as Administrative Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Revolving Credit Advances owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than, except in the case of an assignment made as a result of a demand by PM Companies pursuant to this Section 9.07(a), any Competitive Bid Advances owing to such Lender or any Competitive Bid Notes held by it), (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $25,000,000 (subject to reduction at the sole discretion of PM Companies) and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by PM Companies pursuant to this Section 9.07(a) shall be arranged by PM Companies after consultation with Citibank, as Administrative Agent, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments which together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by PM Companies pursuant to this
Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers to which it has outstanding Advances or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and
(vi) the parties to each such assignment shall execute and deliver to Citibank, as Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided that, if such assignment is made as a result of a demand by PM Companies under this Section 9.07(a), PM Companies shall pay or cause to be paid such $3,500 fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than those provided under Section 9.04) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this

Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or PM Companies or the performance or observance by any Borrower or PM Companies of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Citibank, as Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes Citibank, as Administrative Agent, to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to Citibank, as Administrative Agent, by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

      (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, Citibank, as Administrative Agent, shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to PM Companies.

      (d) Citibank, as Administrative Agent, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and PM Companies, the Borrowers, Citibank, as Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by PM Companies, any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to PM Companies hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) PM Companies, the other Borrowers, Citibank, as Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Borrower or PM Companies therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to PM Companies or any Borrower furnished to such Lender by or on behalf of PM Companies or any Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to PM Companies received by it from such Lender.

      (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 9.08. Designated Subsidiaries. (a) Designation. PM Companies may at any time, and from time to time, by delivery to Citibank, as Administrative Agent, of a Designation Agreement duly executed by PM Companies and the respective Subsidiary and substantially in the form of Exhibit D hereto, designate such Subsidiary as a "Designated Subsidiary" for purposes of this Agreement and such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. Citibank, as Administrative Agent, shall promptly notify each Lender of each such designation by PM Companies and the identity of the respective Subsidiary.

      (b) Termination. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary then, so long as at the time no Notice of Revolving Credit Borrowing or Notice of Competitive Bid Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from Citibank, as Administrative Agent, to the Lenders (which notice Citibank, as Administrative Agent, shall give promptly, and only upon its receipt of a request therefor from PM Companies). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

            SECTION 9.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, except as referred to in Section 9.13.

            SECTION 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.11. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Citibank, as Administrative Agent, could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

      (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Foreign Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Citibank, as Administrative Agent, could purchase such Foreign Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

      (c) The obligation of any Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or Citibank, as Administrative Agent, hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or

Citibank, as Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or Citibank, as Administrative Agent (as the case may be), may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or Citibank, as Administrative Agent (as the case may be), in the applicable Primary Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Citibank, as Administrative Agent (as the case may be), against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or Citibank, as Administrative Agent (as the case may be), in the applicable Primary Currency, such Lender or Citibank, as Administrative Agent (as the case may be), agrees to remit to such Borrower such excess.

            SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Borrower (other than PM Companies) hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon PM Companies at its offices at 120 Park Avenue, New York, New York 10017, Attention: Secretary (the "Process Agent") and each Designated Subsidiary hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by law or to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

      (b) PM Companies hereby accepts its appointment as Process Agent and agrees that (i) it will maintain an office in New York, New York through the Termination Date and will give Citibank, as Administrative Agent, prompt notice of any change of its address, (ii) it will perform its duties as Process Agent to receive on behalf of each Designated Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to this Agreement and (iii) it will forward forthwith to each Designated Subsidiary at its then current address copies of any summons, complaint and other process which PM Companies receives in connection with its appointment as Process Agent.

      (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.13. Substitution of Currency. If any countries parties to the Treaty on the European Economic and Monetary Union adopts the Euro in substitution for its national currency in effect on the date hereof, the regulations of the European Commission relating to the Euro shall apply to this Agreement and the Notes. The circumstances and consequences described in this Section 9.13 entitle none of the Borrowers, PM Companies, any Agent nor any Lender to rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of this Agreement or the Notes or to raise other defenses or to request any compensation claim, nor will they affect any of the other obligations of any Borrower or PM Companies under this Agreement and the Notes.

            SECTION 9.14. Confidentiality. None of the Agents nor any Lender shall disclose any confidential information relating to PM Companies or any Borrower to any other Person without the consent of PM Companies, other than (a) to such Agent's or such Lender's affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, and then, in each such case, only on a confidential basis, provided, however, that such actual or prospective assignee or participant shall have been made aware of this Section 9.14 and shall have agreed to be bound by its provisions as if it were a party to this Agreement, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

            SECTION 9.15. Integration. This Agreement and the Notes represent the agreement of PM Companies, the other Borrowers, the Administrative Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agents, PM Companies, the other Borrowers or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes other than the matters referred to in Section 2.04(b).

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     PHILIP MORRIS COMPANIES INC.


                                     By
                                        ----------------------------------------
                                        Title:

                                     CITIBANK, N.A., as Administrative Agent


                                     By
                                        ----------------------------------------
                                        Title:

                                     THE CHASE MANHATTAN BANK,
                                     as Administrative Agent


                                     By
                                        ----------------------------------------
                                        Title:

                                     CREDIT SUISSE FIRST BOSTON,
                                     as Syndication Agent


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

                                     DEUTSCHE BANK AG, NEW YORK BRANCH
                                     AND/OR CAYMAN ISLANDS BRANCH, as
                                     Documentation Agent


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:


                                 Initial Lenders

Commitment

$320,000,000.00                      ABN AMRO BANK N.V., NEW YORK
                                     BRANCH


                                     By
                                        ----------------------------------------
                                        Title:

$40,000,000.00                       BANCA MONTE DEI PASCHI DI SIENA, S.p.A.


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$64,000,000.00                       BANCA DI ROMA


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$120,000,000.00                      BANCA COMMERICALE ITALIANA- NEW
                                     YORK BRANCH


                                     By
                                        ----------------------------------------



                                     By
                                        ----------------------------------------


$80,000,000.00                       BANCA POPOLARE DI MILANO


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$180,000,000.00                      BANCO BILBAO VIZCAYA


                                     By
                                        ----------------------------------------
                                        Title:

$20,000,000.00                       BANCO COMERCIAL PORTUGUES, SFE


                                     By
                                        ----------------------------------------
                                        Title:

$20,000,000.00                       BANCO ESPIRITO SANTO E COMERICAL


                                     By
                                        ----------------------------------------
                                        Title:

$20,000,000.00                       BANCO EXTERIOR DE ESPANA S.A.,
                                     NEW YORK BRANCH


                                     By
                                        ----------------------------------------
                                        Title:

$140,000,000.00                      BANK OF AMERICA NT&SA


                                     By
                                        ----------------------------------------
                                        Title:

$53,066,666.40                       BANK BRUSSELS LAMBERT, NEW YORK BRANCH


                                     By
                                        ----------------------------------------
                                        Title:

$56,000,000.00                       BANKBOSTON, N.A.


                                     By
                                        ----------------------------------------
                                        Title:

$8,000,000.00                        BANK OF LOUISVILLE AND TRUST CO.


                                     By
                                        ----------------------------------------
                                        Title:

$120,000,000.00                      THE BANK OF NEW YORK


                                     By
                                        ----------------------------------------
                                        Title:

$160,000,000.00                      THE BANK OF TOKYO- MITSUBISHI, LTD,
                                     NEW YORK BRANCH


                                     By
                                        ----------------------------------------
                                        Title:

$180,000,000.00                      BANKERS TRUST COMPANY


                                     By
                                        ----------------------------------------
                                        Title:

$106,000,000.00                      BANQUE PARIBAS


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:


$200,000,000.00                      BANQUE NATIONALE DE PARIS


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$80,000,000.00                       BERLINER BANK AG/ BB-KN


                                     By
                                        ----------------------------------------
                                        Title:

$40,000,000.00                       CAISSE NATIONALE DE CREDIT AGRICOLE


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$96,000,000.00                       CARIPLO-CASSA DI RISPARMIO DELLE
                                     PROVINCIE LOMBARDE SPA


                                     By
                                        ----------------------------------------
                                        Title:

$603,432,666.60                      CITIBANK, N.A.


                                     By
                                        ----------------------------------------
                                        Title:

$603,432,666.60                      THE CHASE MANHATTAN BANK


                                     By
                                        ----------------------------------------
                                        Title:


$100,000,000.00                      CIBC INC.


                                     By
                                        ----------------------------------------
                                        Title:

$60,000,000.00                       CORESTATES BANK, N.A.


                                     By
                                        ----------------------------------------
                                        Title:

$20,000,000.00                       CREDIT COMMERICAL DE FRANCE


                                     By
                                        ----------------------------------------
                                        Title:

$20,000,000.00                       CREDIT LYONNAIS NEW YORK BRANCH


                                     By
                                        ----------------------------------------
                                        Title:

$603,432,666.60                      CREDIT SUISSE FIRST BOSTON


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$40,000,000.00                       CREDITO ITALIANO, S.p.A


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$40,000,000.00                       CRESTAR BANK


                                     By
                                        ----------------------------------------
                                        Title:

$200,000,000.00                      THE DAI-ICHI KANGYO BANK, LTD


                                     By
                                        ----------------------------------------
                                        Title:

$64,000,000.00                       DEN DANSKE BANK AKTIESELSKAB,
                                     CAYMAN ISLANDS BRANCH


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$33,333,333.60                       DEN NORSKE BANK ASA


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$603,432,666.60                      DEUTSCHE BANK AG, NEW YORK BRANCH
                                     AND/OR CAYMAN ISLANDS BRANCH


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$280,000,000.00                      DRESDNER BANK AG, NEW YORK BRANCH
                                     AND GRAND CAYMAN BRANCH


                                     By
                                        ----------------------------------------
                                        Title:



                                        ----------------------------------------



$40,000,000.00                       FIRSTAR BANK MILWAUKEE, N.A.


                                     By
                                        ----------------------------------------
                                        Title:

$40,000,000.00                       FIRST BANK NATIONAL ASSOCIATION


                                     By
                                        ----------------------------------------
                                        Title:

$92,000,000.00                       THE FIRST NATIONAL BANK OF CHICAGO


                                     By
                                        ----------------------------------------
                                        Title:

$72,000,000.00                       FLEET NATIONAL BANK


                                     By
                                        ----------------------------------------
                                        Title:

$80,000,000.00                       THE FUJI BANK, LIMITED, NEW YORK
                                     BRANCH


                                     By
                                        ----------------------------------------
                                        Title:

$120,000,000.00                      GENERALE BANK


                                     By
                                        ----------------------------------------
                                        Title:

$200,000,000.00                      ING BANK, N.V.


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$80,000,000.00                       ISTITUTO BANCARIO SAN PAOLO DI
                                     TORINO SPA


                                     By
                                        ----------------------------------------
                                        Title:

$29,200,000.00                       M&I MARSHALL & ILSLEY BANK


                                     By
                                        ----------------------------------------
                                        Title:

$320,000,000.00                      MARINE MIDLAND BANK


                                     By
                                        ----------------------------------------
                                        Title:

$85,333,333.60                       NATIONAL AUSTRALIA BANK LIMITED


                                     By
                                        ----------------------------------------
                                        Title:

$168,000,000.00                      NATIONSBANK, N.A.


                                     By
                                        ----------------------------------------
                                        Title:

$92,000,000.00                       NORDDEUTSCHE LANDSBANK
                                     GIROZENTRALE CAYMAN ISLANDS
                                     BRANCH


                                     By
                                        ----------------------------------------
                                        Title:

$64,000,000.00                       NORINCHUKIN BANK, NEW YORK BRANCH


                                     By
                                        ----------------------------------------
                                        Title:


$20,000,000.00                       THE NORTHERN TRUST COMPANY


                                     By
                                        ----------------------------------------
                                        Title:

$92,000,000.00                       PNC BANK, NATIONAL ASSOCIATION


                                     By
                                        ----------------------------------------
                                        Title:

$33,336,000.00                       RZB FINANCE LLC


                                     By
                                        ----------------------------------------
                                        Title:

$160,000,000.00                      THE SAKURA BANK, LIMITED


                                     By
                                        ----------------------------------------
                                        Title:

$80,000,000.00                       THE SANWA BANK LIMITED


                                     By
                                        ----------------------------------------
                                        Title:

$20,000,000.00                       STANDARD CHARTERED BANK


                                     By
                                        ----------------------------------------
                                        Title:

$34,000,000.00                       STATE STREET BANK AND TRUST
                                     COMPANY


                                     By
                                        ----------------------------------------
                                        Title:

$48,000,000.00                       SVENSKA HANDELSBANKEN


                                     By
                                        ----------------------------------------
                                        Title:

$320,000,000.00                      SOCIETE GENERALE FINANCE (IRELAND)
                                     LIMITED


                                     By
                                        ----------------------------------------
                                        Title:

$80,000,000.00                       UNION BANK OF SWITZERLAND,
                                     NEW YORK BRANCH


                                     By
                                        ----------------------------------------
                                        Title:


                                     By
                                        ----------------------------------------
                                        Title:

$136,000,000.00                      WACHOVIA BANK, N.A.


                                     By
                                        ----------------------------------------
                                        Title:

$40,000,000.00                       WELLS FARGO BANK


                                     By
                                        ----------------------------------------
                                        Title:

$20,000,000.00                       WESTDEUTSCHE LANDESBANK
                                     GIROZENTRALE


                                     By
                                        ----------------------------------------
                                        Title:

$60,000,000.00                       THE YASUDA TRUST & BANKING
                                     COMPANY., LTD., NEW YORK BRANCH


                                     By
                                        ----------------------------------------
                                        Title:

$8,000,000,000 Total of the Commitments

                                                           EXHIBIT A-1 - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE

                                        Dated:  _______________, 199_

            FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a __________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of
__________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S. $[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the 5-Year Credit Agreement dated as of October 14, 1997 among Philip Morris Companies Inc., [the Borrower,] the Lender and certain other lenders parties thereto, Citibank,N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

            The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest in respect of each Revolving Credit Advance (i) in Dollars are payable in lawful money of the United States of America to Citibank, as Administrative Agent, at its account maintained at Two Penns Way, New Castle, Delaware, 19720, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

            This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned or the Equivalent thereof in one or more Committed Currencies, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Revolving Credit Advances denominated in Committed Currencies and
(iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                     [NAME OF BORROWER]


                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

===================================================================================================
                                                            Amount of
                             Amount of                      Principal       Unpaid
            Type of         Advance in         Interest        Paid        Principal    Notation
  Date      Advance      Relevant Currency       Rate      or Prepaid       Balance      Made By
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

===================================================================================================

                                                           EXHIBIT A-2 - FORM OF
                                                                 COMPETITIVE BID
                                                                 PROMISSORY NOTE

U.S.$_______________                      Dated:  _______________, 199_

            FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _________________________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the 5-Year Revolving Credit Agreement dated as of October 14, 1997 among Philip Morris Companies Inc., [the Borrower,] the Lender and certain other lenders parties thereto, Citibank,N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on _______________, 199_, the principal amount of [U.S.$_______________][ for a Competitive Bid Advance in a Foreign Currency, list currency and amount of such Advance].

            The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

      Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

            Both principal and interest are payable in lawful money of __________ to Citibank, N.A., as Administrative Agent, for the account of the Lender at the office of _________________________, at _________________________
in same day funds.

            This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                        [NAME OF BORROWER]

                                        By
                                           -------------------------------------
                                           Title:

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                      REVOLVING CREDIT BORROWING

Citibank, as Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
_________________________
_________________________                          [Date]

               Attention:  _______________

Ladies and Gentlemen:

            The undersigned, Philip Morris Companies Inc., refers to the 5-Year Revolving Credit Agreement, dated as of October 14, 1997 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, 199_.

            (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

            (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is [$_______________][for a Revolving Credit Borrowing in a Committed Currency, list currency and amount of Revolving Credit Borrowing].

            [(iv) The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

            [(v) The name of the Borrower is __________.]

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

            (A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (i) thereof)) and, if the Borrower is a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement, are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

            (C) if such Proposed Revolving Credit Borrowing is in an aggregate principal amount equal to or greater than $500,000,000 and is being made in connection with any purchase of shares of the Borrower's or PM Companies's capital stock or the capital stock of any other Person, or any purchase of all or substantially all of the assets of any Person (whether in one transaction or a series of transactions) or an transaction of the type referred to in Section 5.02(b) of the Credit Agreement, the statements in clause (B) above will be true and correct after giving effect to such transaction or purchase; and

            (D) the aggregate principal amount of the Proposed Revolving Credit Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the applicable unused Commitments of the Lenders.

                                            Very truly yours,

                                            PHILIP MORRIS COMPANIES INC.

                                            By
                                               ---------------------------------
                                               Title:

                                                 EXHIBIT B-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING

Citibank, N.A., as Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
____________________
____________________                        [Date]

               Attention:  _______________

Ladies and Gentlemen:

            The undersigned, Philip Morris Companies Inc., refers to the 5-Year Revolving Credit Agreement, dated as of October 14, 1997 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

        (A)    Date of Competitive Bid Borrowing   ________________________
        (B)    Amount of Competitive Bid Borrowing ________________________
        (C)    [Maturity Date] [Interest Period]   ________________________
        (D)    Interest Rate Basis                 ________________________
        (E)    Day count convention                ________________________
        (F)    Interest Payment Date(s)            ________________________
        (G)    [Currency]                          ________________________
        (H)    Name of Borrower                    ________________________
        (I)    Borrower's Account Location         ________________________
        (J)    ___________________                 ________________________

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

            (a) the representations and warranties contained in Section 4.01 of the Credit Agreement and, if the Borrower is a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement, are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (b) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

            (c) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

            The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                           Very truly yours,

                                           PHILIP MORRIS COMPANIES INC.

                                           By
                                              ----------------------------------
                                              Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

            Reference is made to the 5-Year Revolving Credit Agreement dated as of October 14, 1997 (as amended or modified from time to time, the "Credit Agreement") among Philip Morris Companies Inc., a Virginia corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

            The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on
Schedule 1 hereto. Each of the Assignor and the Assignee represents and warrants that it is authorized to execute and deliver this Assignment and Acceptance.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of PM Companies or any Borrower or the performance or observance by PM Companies or any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Citibank, as Administrative Agent, any other Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Citibank, as Administrative Agent, and the other Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Citibank, as Administrative Agent, and the other Agents, as the case may be, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to Citibank, as Administrative Agent, for acceptance and recording by Citibank, as Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by Citibank, as Administrative Agent, unless otherwise specified on
Schedule 1 hereto.

            5. Upon such acceptance and recording by Citibank, as Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            6. Upon such acceptance and recording by Citibank, as Administrative Agent, from and after the Effective Date, Citibank, as Administrative Agent, shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

Percentage interest assigned:                                             _____%

Assignee's Commitment:                                        $__________

Aggregate outstanding principal amount of Revolving Credit
Advances assigned:                                            $__________

Effective Date*: _______________, 199_

                                       [NAME OF ASSIGNOR], as Assignor

                                       By
                                          --------------------------------------
                                          Title:

                                       Dated:  _______________, 199_

                                       [NAME OF ASSIGNEE], as Assignee

                                       By
                                          --------------------------------------
                                          Title:

                                       Dated:  _______________, 199_

                                       Domestic Lending Office:
                                          [Address]

                                       Eurocurrency Lending Office:
                                          [Address]

Accepted this
__________ day of _______________, 199_
CITIBANK, N.A., as Administrative Agent


By
   ------------------------------------
   Title:

----------
 * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Citibank, as Administrative Agent.

[Approved this __________ day
of _______________, 199_

[NAME OF BORROWER]

By                                  ]*
   ---------------------------------
   Title:

----------
 * Required if the Assignee is an Eligible Assignee solely by reason of clause (viii) of the definition of "Eligible Assignee".

                                                             EXHIBIT D - FORM OF
                                                           DESIGNATION AGREEMENT

                                     [DATE]

To each of the Lenders
  parties to the Credit Agreement
  (as defined below) and to Citibank, N.A.
  as Administrative Agent for such Lenders

Ladies and Gentlemen:

            Reference is made to the 5-Year Credit Agreement dated as of October 14, 1997 among Philip Morris Companies Inc. ("PM Companies"), certain other borrowers parties thereto, the Lenders named therein, Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent, for said Lenders (the "Credit Agreement"). Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

            Please be advised that PM Companies hereby designates its undersigned Subsidiary, ____________ ("Designated Subsidiary"), as a "Designated Subsidiary" under and for all purposes of the Credit Agreement.

            The Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Designated Subsidiary" and a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:

            (a) The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of
      ______________________.

            (b) The execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and the Notes to be delivered by it are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Designated Subsidiary's charter or by-laws or (ii) any law, rule, regulation or order of any court or governmental agency or contractual restriction binding on or affecting it.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement or the Notes to be delivered by it.

            (d) This Designation Agreement is, and the Notes to be delivered by the Designated Subsidiary when delivered will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (e) There is no pending or threatened action or proceeding affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of this Designation Agreement, the Credit Agreement or any Note of the Designated Subsidiary.

                                               Very truly yours,

                                               PHILIP MORRIS COMPANIES INC.


                                               By
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                               [THE DESIGNATED SUBSIDIARY]


                                               By
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                           EXHIBIT E-1 - FORM OF
                                                              OPINION OF COUNSEL
                                                                FOR PM COMPANIES

                        [Letterhead of Hunton & Williams]

                                [Effective Date]

To each of the Lenders parties
  to the 5-Year Credit Agreement dated
  as of October 14, 1997
  among Philip Morris Companies Inc.,
  said Lenders and Citibank, N.A., as
  Administrative Agent for said Lenders, and to Citibank, N.A. as Administrative Agent

                          Philip Morris Companies Inc.

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 3.01(e)(iii) of the 5-Year Revolving Credit Agreement, dated as of October 14, 1997 (the "Credit Agreement"), among Philip Morris Companies Inc. ("PM Companies"), the Lenders parties thereto and Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

            We have acted as counsel for PM Companies in connection with the preparation, execution and delivery of the Credit Agreement.

            In that connection, we have examined:

            (1) The Credit Agreement.

            (2) The documents furnished by PM Companies pursuant to Article III of the Credit Agreement.

            (3) The Articles of Incorporation of PM Companies and all amendments thereto (the "Charter").

            (4) The by-laws of PM Companies and all amendments thereto (the "By-laws").

We have also examined the originals, or copies certified to our satisfaction, of such corporate records of PM Companies, certificates of public officials and of officers of PM Companies, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of PM Companies or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and Citibank, as Administrative Agent.

            Our opinions expressed below are limited to the law of the State of New York, the Commonwealth of Virginia and the Federal law of the United States.

            Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

            1. PM Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia.

            2. The execution, delivery and performance by PM Companies of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within PM Companies's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to PM Companies (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or
      (iii) to the best of our knowledge, any contractual or legal restriction binding on or affecting PM Companies. The Credit Agreement and any Notes delivered on the date hereof have been duly executed and delivered on behalf of PM Companies.

            3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by PM Companies of the Credit Agreement and the Notes.

            4. The Credit Agreement is the legal, valid and binding obligation of PM Companies enforceable against PM Companies in accordance with its terms. The Notes issued on the date hereof are the legal, valid and binding obligations of PM Companies, enforceable against PM Companies in accordance with their respective terms.

            5. PM Companies directly or indirectly owns 100% of the capital stock of Philip Morris.

            The opinion set forth in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity and any implied covenant of good faith and fair dealing.

                                               Very truly yours,

                                                           EXHIBIT E-2 - FORM OF
                                                              OPINION OF COUNSEL
                                                                FOR PM COMPANIES

                                [Effective Date]

To each of the Lenders parties
  to the 5-Year Credit Agreement dated
  as of October 14, 1997
  among Philip Morris Companies Inc.,
  said Lenders and Citibank, N.A., as
  Administrative Agent for said Lenders, and to Citibank, N.A. as Administrative Agent

                          Philip Morris Companies Inc.

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 3.01(e)(iii) of the 5-Year Revolving Credit Agreement, dated as of October 14, 1997 (the "Credit Agreement"), among Philip Morris Companies Inc. ("PM Companies"), the Lenders parties thereto and Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

            I have acted as counsel for PM Companies in connection with the preparation, execution and delivery of the Credit Agreement.

            In that connection, I have examined originals, or copies certified to our satisfaction, of such corporate records of PM Companies, certificates of public officials and of officers of PM Companies, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of PM Companies or its officers or of public officials.

            Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the opinion that there is, to the best of my knowledge, (i) no pending or threatened action or proceeding against PM Companies or any of its Subsidiaries before any court, governmental agency or arbitrator (a "Proceeding") that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby, and (ii) except for Proceedings disclosed in the Annual Report on Form 10-K of PM Companies for the fiscal year ended December 31, 1996, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, its Current Reports on Form 8-K dated June 20, 1997, June 25, 1997, July 2, 1997 and August 25, 1997, any
Current Reports on Form 8-K filed subsequent to August 25, 1997 or, with respect to events occurring after the date of the most recent such document, a certificate delivered to the Lenders and attached hereto, there are no Proceedings that are likely to have a materially adverse effect upon the financial condition or operations of PM Companies and its Subsidiaries taken as a whole.

                                            Very truly yours,

                                                             EXHIBIT F - FORM OF
                                                              OPINION OF COUNSEL
                                                       FOR DESIGNATED SUBSIDIARY

                                [Effective Date]

To each of the Lenders parties
  to the 5-Year Credit Agreement dated
  as of October 14, 1997
  among Philip Morris Companies Inc.,
  said Lenders and Citibank, N.A., as
  Administrative Agent for said Lenders, and to Citibank, N.A. as Administrative Agent

                          Philip Morris Companies Inc.

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 3.02(e) of the 5-Year Revolving Credit Agreement, dated as of October 14, 1997 (the "Credit Agreement"), among Philip Morris Companies Inc. ("PM Companies"), the Lenders parties thereto and Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

            We have acted as counsel for __________ (the "Designated Subsidiary") in connection with the preparation, execution and delivery of the Designation Agreement.

            In that connection, we have examined:

            (1) The Designation Agreement.

            (2) The Credit Agreement.

            (3) The documents furnished by the Designated Subsidiary pursuant to
      Article III of the Credit Agreement.

            (4) The [Articles] [Certificate] of Incorporation of the Designated Subsidiary and all amendments thereto (the "Charter").

            (5) The by-laws of the Designated Subsidiary and all amendments thereto (the "By-laws").

We have also examined the originals, or copies certified to our satisfaction, of such corporate records of the Designated Subsidiary, certificates of public officials and of officers of the Designated Subsidiary, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Designated Subsidiary or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and Citibank, as Administrative Agent.

            Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

            1. The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of ____________.

            2. The execution, delivery and performance by the Designated Subsidiary of the Designation Agreement, the Credit Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated thereby, are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Designated Subsidiary (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to the best of our knowledge, any contractual or legal restriction binding on or affecting the Designated Subsidiary. The Designation Agreement, the Credit Agreement and the Notes delivered by the Designated Subsidiary on the date hereof have been duly executed and delivered on behalf of the Designated Subsidiary.

            3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Designated Subsidiary of the Designation Agreement, the Credit Agreement and the Notes delivered by the Designated Subsidiary.

            4. The Designation Agreement and the Credit Agreement are the legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms. The Notes issued on the date hereof by the Designated Subsidiary are the legal, valid and binding obligations of the Designated Subsidiary, enforceable against the Designated Subsidiary in accordance with their respective terms.

            5. There is, to the best of my knowledge, no pending or threatened action or proceeding against the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Designation Agreement, the Credit Agreement or any of the Notes delivered by the Designated Subsidiary or the consummation of the transactions contemplated thereby.

            The opinion set forth in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity and any implied covenant of good faith and fair dealing.

                                            Very truly yours,

                                                                       EXHIBIT G
                                                              FORM OF OPINION OF
                                                           COUNSEL FOR CITIBANK,
                                                         AS ADMINISTRATIVE AGENT

                       [Letterhead of Shearman & Sterling]

                                          October __, 1997

To the Initial Lenders party to the
  Credit Agreement referred
  to below and to Citibank, N.A.,
  as Administrative Agent

Ladies and Gentlemen:

            We have acted as special New York counsel to Citibank, N.A., as Administrative Agent, in connection with the preparation, execution and delivery of the 5-Year Credit Agreement dated as of October 14, 1997 (the "Credit Agreement"), among Philip Morris Companies, Inc., a Virginia corporation (the "Borrower"), and each of you (each a "Lender"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

            In that connection, we have examined a counterpart of the Credit Agreement executed by the Borrower and, to the extent relevant to our opinion expressed below, the other documents delivered by the Borrower pursuant to
Section 3.01 of the Credit Agreement.

            In our examination of the Credit Agreement and such other documents, we have assumed, without independent investigation (a) the due execution and delivery of the Credit Agreement by all parties thereto, (b) the genuineness of all signatures, (c) the authenticity of the originals of the documents submitted to us and (d) the conformity to originals of any documents submitted to us as copies.

            In addition, we have assumed, without independent investigation, that (i) the Borrower is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority (corporate and otherwise) to execute, deliver and perform the Credit Agreement and the Notes and (ii) the execution, delivery and performance by the Borrower of the Credit Agreement have been duly authorized by all necessary action (corporate or otherwise) and do not (A) contravene the certificate of incorporation, bylaws or other constituent documents of the Borrower, (B) conflict with or result in the breach of any document or instrument binding on the Borrower or (C) violate or require any governmental or regulatory authorization or other action under any law, rule or regulation applicable to the Borrower other than New York law or United States federal law applicable to borrowers generally or, assuming the correctness of the Borrower's statements made as representations and warranties in Section 4.01(c) of the Credit Agreement, applicable to the Borrower. We have also assumed that the Credit Agreement is the legal, valid and binding obligation of each Lender, enforceable against such Lender in accordance with its terms.

            Based upon the foregoing examination and assumptions and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

            Our opinion above is subject to the following qualifications:

                  (i) Our opinion above is subject to the effect of any
            applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

                  (ii) Our opinion above is also subject to the effect of
            general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                  (iii) We express no opinion as to the enforceability of the indemnification provisions set forth in Section 9.04 of the Credit Agreement to the extent enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm and acts of gross negligence or recklessness.

                  (iv) Our opinion above is limited to the law of the State of
            New York and the federal law of the United States of America and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of a jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or any of the Notes may be sought that limits the rates of interest legally chargeable or collectible.

            A copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

            This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other Lender who is permitted to rely on the opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any Lender relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

                                         Very truly yours,